UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2005, David M. Thomas notified The TriZetto Group, Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors, effective April 22, 2005. Mr. Thomas is the Executive Chairman of IMS Health Incorporated (“IMS”). Mr. Thomas was IMS’ representative on the Company’s Board of Directors under a Stockholders Agreement between the Company and IMS. As previously reported, the Company and IMS entered into a Share Purchase Agreement on December 21, 2004, pursuant to which, on the same date, the Company purchased all of the 12,142,857 shares of the Company’s common stock owned by IMS.

The Company’s Nominating and Corporate Governance Committee is conducting a search for a replacement for Mr. Thomas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: April 1, 2005	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary